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                                                                  EXHIBIT 23.2



                         INDEPENDENT AUDITOR'S CONSENT


We consent to the use in this Registration Statement of Environmental Products & Technologies Corporation on Form SB-2 of our report dated December 18, 1997 for the financial statements as of September 30, 1997 and September 30, 1996 and the years ended September 30, 1997 and 1996 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Clumeck, Stern, Phillips & Schenkelberg


May 21, 1998